UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LaShou Group Inc.

 (Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Room 1003, H Building (North) Time Fortune, Jia-6 Shuguang Xili, Chaoyang District

Beijing, 100028

People’s Republic of China

(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American depositary shares, each representing 36 Class B ordinary shares	The NASDAQ Stock Market LLC

Class B ordinary shares, par value $0.0000005 per share*	The NASDAQ Stock Market LLC *

* Application to be made for listing, not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333- 177596

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.            Description of Registrant’s Securities to be Registered.

The description of the securities to be registered hereunder are contained in the sections entitled “Description of Share Capital,” “Description of American Depositary Shares,” and “Shares Eligible for Future Sale” in the prospectus constituting part of the Registrant’s Registration Statement on Form F-1 (File No. 333-177596), as amended, originally filed with the Securities and Exchange Commission on October 28, 2011 under the Securities Act of 1933, as amended, and are hereby incorporated by reference.

Item 2.            Exhibits.

Under the instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Global Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LaShou Group Inc.

By:	/s/ Bo Wu
	Name:	Bo Wu
	Title:	Chief Executive Officer

	Date:	November 8, 2011

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